                                                                  EXECUTION COPY


                               PURCHASE AGREEMENT

         This PURCHASE AGREEMENT is made as of this 1st day of July 1997, by and between ASTA FUNDING, INC., a Delaware corporation (the "Seller"), having its principal executive office at 210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 and ASTA AUTO RECEIVABLES COMPANY, a Delaware corporation (the "Purchaser"), having its principal executive office at 210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632.

                                    RECITALS

         1. In the regular course of its business, the Seller purchases from motor vehicle dealers and services certain motor vehicle retail installment loan contracts and promissory notes secured by new and used automobiles and light duty trucks.

         2. The Seller desires to sell, and the Purchaser desires to purchase, Receivables (as hereinafter defined) pursuant to the terms and conditions of this Agreement.

         3. The Receivables to be sold subsequently hereunder will be sold by the Purchaser pursuant to the Pooling and Servicing Agreement (as hereinafter defined) to the Asta Auto Trust 1997-1 to be created thereunder, in consideration of certificates issued by the Trust which represent beneficial ownership interests in the Trust (the "Certificates").

         4. The Purchaser will sell to Greenwich Capital Markets, Inc. for cash 100% of the principal amount of the Class A Certificates and Class B Certificates.

         NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:


                                    ARTICLE I
                               CERTAIN DEFINITIONS

         Terms not defined in this Agreement shall have the meaning set forth in the Pooling and Servicing Agreement. As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

         "Agreement" shall mean this Purchase Agreement and all amendments hereof and supplements hereto.

         "Certificate Purchase Agreement" shall mean the Certificate Purchase Agreement by and between Greenwich Capital Markets, Inc., the Purchaser and the Seller, dated as of July 30, 1997.

         "Initial Receivables" means all Receivables acquired by the Purchaser from the Seller on the Closing Date pursuant to this Agreement.

         "Memorandum" shall have the meaning assigned to such term in the Certificate Purchase Agreement.

         "Other Conveyed Property" means (i) all monies at any time paid on the Receivables or in respect thereof on or after the applicable Cutoff Date, including all Liquidation Proceeds to be received with respect to such Receivables; (ii) all right, title and interest of the Seller in and the security interests to the Financed Vehicles and any other interest of the Seller in the Financed Vehicles, including, without limitation, the certificates of title with respect to Financed Vehicles; (iii) all right, title and interest of the Seller with respect to the Receivables in and to any proceeds from any claims on any Insurance Policies covering the Obligors, the Financed Vehicles or the Receivables; (iv) all right, title and interest of the Seller in and to refunds of unearned premiums with respect to any Insurance Policies covering the Receivables, the Obligors or the Financed Vehicles or their obligations with respect to the Financed Vehicles and any recourse to Dealers for any of the foregoing and (v) all items contained in the Receivable Files, any and all other documents or electronic records that the Seller keeps on file in accordance with its customary procedures relating to the Receivables, the Obligors or the Financed Vehicles, property (including the right to receive future Liquidation Proceeds) that secures a Receivable and that has been acquired by or on behalf of the Seller pursuant to liquidation of such Receivable, all present and future claims, demands, causes and choses in action in respect of the Receivables and any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of the Receivables and any and all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivables, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property that at any time constitute all or part of or are included in the proceeds of the Receivables and any of the foregoing.

         "Pooling and Servicing Agreement" shall mean the Pooling and Servicing Agreement by and among Asta Auto Receivables Company, as Seller, Asta Funding, Inc., as Servicer, CSC Logic/MSA, L.L.P., as Backup Servicer, and The Chase Manhattan Bank, as Trustee and Custodian, dated as of July 1, 1997.

         "Purchase Price" shall have the meaning specified in Section 2.1(a) hereof.

         "Purchaser" shall mean Asta Auto Receivables Company, a Delaware corporation, its successors and assigns.

         "Rating Agency" shall have the meaning specified in the Pooling and Servicing Agreement.

         "Repurchase Event" shall mean the occurrence of a breach of any of the Seller's representations and warranties contained in Section 3.2 hereof (without regard to any limitations regarding Seller's knowledge) that materially and adversely affects the interests of the Purchaser in any Receivable (including any Liquidated Receivable) or the failure of an Obligor to make its first Scheduled Payment causing a repurchase obligation under Section 4.7 of the Pooling and Servicing Agreement.

         "Seller" shall mean Asta Funding, Inc., a Delaware corporation, in its capacity as seller of the Receivables and the Other Conveyed Property relating thereto, its successors and assigns.

         "Subsequent Receivables" means all Receivables acquired by the Purchaser from the Seller after the Closing Date and during the Pre-Funding Period pursuant to this Agreement.

         "Subsequent Transfer Date" means each Business Day occurring no more than once per calendar week during the Pre-Funding Period on which Subsequent Receivables shall be acquired by the Purchaser pursuant to this Agreement and transferred to the Trust pursuant to the Pooling and Servicing Agreement.

         "Trust" shall mean the Asta Auto Trust 1997-1.

         "Trustee" means The Chase Manhattan Bank, its successors and assigns.

         "UCC" shall mean the Uniform Commercial Code, as in effect from time to time in the relevant jurisdictions.


                                   ARTICLE II
                        PURCHASE AND SALE OF RECEIVABLES
                         AND THE OTHER CONVEYED PROPERTY

         2.1 Purchase Price.

                  (a) In consideration of the conveyance of the Initial Receivables and the related Other Conveyed Property by the Seller to the Purchaser, the Purchaser shall pay or cause to be paid to the Seller on the Closing Date an amount equal to 100% of the aggregate Receivables Cash Purchase Price for the Initial Receivables. Such Receivables Cash Purchase Price shall be payable in cash by federal wire transfer funds.

                  (b) In consideration of the conveyance of Subsequent Receivables and related Other Conveyed Property by the Seller to the Purchaser, upon prior notice of one Business Day given by the Purchaser to the Trustee, the Purchaser shall cause the Trustee, on each Subsequent Transfer Date, to pay to the Seller an amount equal to the Receivables Cash Purchase Price for such Subsequent Receivables in cash by federal wire transfer funds. The Seller acknowledges that funds to purchase the Subsequent Receivables and Other Conveyed Property relating thereto and to fund the corresponding deposit in the Reserve Fund on each Subsequent Transfer Date shall be disbursed by the Trustee solely from the Pre-Funding Account pursuant to Section 5.6A of the Pooling and Servicing Agreement.

         2.2 Conveyance of Receivables

                  (a) Subject to the conditions set forth in paragraph (b) below, the Seller, pursuant to the mutually agreed upon terms contained herein, shall on the Closing Date (with respect to the Initial Receivables) and each Subsequent Transfer Date (with respect to any Subsequent Receivables) sell, transfer, assign and otherwise convey to the Purchaser without recourse (but without limitation of their obligations in this Agreement or the Pooling and Servicing Agreement), all of the right, title and interest of the Seller, whether then existing or thereafter acquired, in and to all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and uncertificated securities consisting of, arising from or relating to the Receivables listed on the Schedule of Receivables and the Other Conveyed Property related thereto. With respect to Subsequent Receivables, the Seller shall only be obligated to sell, transfer, assign or otherwise convey Subsequent Receivables to the Purchaser with an aggregate Principal Balance up to the amount on deposit in the Pre-Funding Account on the applicable Subsequent Transfer Date. It is the intention of the Seller and the Purchaser that the transfers and assignments contemplated by this Agreement shall constitute a sale of the Receivables and the Other Conveyed Property from the Seller to the Purchaser conveying good title thereto free and clear of any Liens, and the Receivables and Other Conveyed Property shall not be a part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy or similar law.

                  (b) The Seller shall transfer to the Purchaser the Receivables and Other Conveyed Property as described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the Closing Date (with respect to the Initial Receivables) or each applicable Subsequent Transfer Date (with respect to the transfer of Subsequent Receivables):

                  (i) The Seller shall not have been insolvent nor shall the Seller have been rendered insolvent by the sale and assignment contemplated hereby, nor shall the Seller be aware of any pending insolvency;

                  (ii) The Seller shall have taken any action necessary or advisable to maintain the perfected ownership interest of the Purchaser in the Receivables and Other Conveyed Property;

                  (iii) No selection procedures adverse to the interests of the Purchaser or the Trust shall have been utilized by the Seller or the Purchaser in selecting the related Receivables; and

                  (iv) no more than 20.25% of the Initial Receivables are Actuarial Receivables, not less than 79.75% of the Initial Receivables are Simple Interest Receivables and each Subsequent Receivable will be a Simple Interest Receivable.

                  (c) With respect to the Subsequent Receivables, the Purchaser shall be obligated to purchase from the Seller, and the Seller shall be obligated to sell to the Purchaser Subsequent Receivables only if all of the following conditions have been met:

         (A) the aggregate Principal Balance of any Subsequent Receivables sold to the Purchaser on a Subsequent Transfer Date must not be less than $2,000;

         (B) the Seller and the Purchaser must comply with the requirements specified in Section 2.3 hereof;

         (C) the Pre-Funding Account shall contain available funds in an amount at least equal to the related aggregate amount set forth in Section 2.1(b) hereof on such Subsequent Transfer Date;

         (D) each Subsequent Receivable must meet the terms and conditions set forth in Section 3.4 of the Pooling and Servicing Agreement and described in the Private Placement Memorandum under the heading "The Receivables Pool;"

         (E) the representations and warranties set forth in Sections 3.1 and
         3.2 hereof are true and complete as of the related Subsequent Transfer Date and the Seller has complied with Article IV hereof;

         (F) the purchase by the Purchaser of any Subsequent Receivables and the subsequent transfer of such Subsequent Receivables by the Purchaser to the Trust during the Pre-Funding Period pursuant to the Pooling and Servicing Agreement must not result in any reduction of the rating of any Certificate by any of the Rating Agencies below the rating that was obtained on the Closing Date;

         (G) solely as a result of the purchase by the Purchaser of any Subsequent Receivables and the subsequent transfer of such Subsequent Receivables by the Purchaser to the Trust pursuant to the Pooling and Servicing Agreement, the weighted average annual percentage interest rate (the "Average Interest Rate") for all the Receivables in the Trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate of the Initial Receivables;

         (H) on or prior to each Subsequent Transfer Date, the Seller shall have caused to be provided to the Purchaser, the Trustee, the Rating Agency and the Placement Agent a letter prepared by an independent accountant retained by the Seller certifying that the characteristics of the related Subsequent Receivables conform to the characteristics set forth in Section 3.4 of the Pooling and Servicing Agreement and described in the Private Placement Memorandum under the heading "The Receivables Pool;"

         (I) as of the termination of the Pre-Funding Period, the percentage of Receivables having Obligor billing addresses in New Jersey, New York and Pennsylvania shall not exceed 27.24%, 50.00% and 20.00%, respectively, of the aggregate principal balance of all Receivables as of such date; and

         (J) on each Subsequent Transfer Date, the aggregate principal amount of Subsequent Receivables on which at least one Scheduled Payment has not been made by the related Obligor and received by the Servicer with respect to such Receivables shall not exceed the Repurchase Threshold.

         2.3 Delivery of Receivable Files. The Seller shall deliver to the Purchaser the following documents (a) on the Closing Date (with respect to each Initial Receivable) and (b) two Business Days prior to each Subsequent Transfer Date (with respect to each related Subsequent Receivable to be purchased on such Subsequent Transfer Date):

                  (i) The fully executed original of each Receivable and any amendments thereto;

                  (ii) a copy of the VSI Insurance Policy meeting the requirements of Section 3.6(a)(iii) of the Pooling and Servicing Agreement; and

                  (iii) The original certificate of title or other evidence of title as specified in Section 3.6(a)(ii) of the Pooling and Servicing Agreement.

         2.4 The Closing. The sale by the Seller and purchase by the Purchaser of the Initial Receivables being purchased directly from the Seller shall take place at a closing (the "Closing") held at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, 18th Floor, New York, New York 10103 on the Closing Date, simultaneously with the closings under: (a) the Pooling and Servicing Agreement pursuant to which (i) the Purchaser will assign all of its right, title and interests in and to the Initial Receivables and the related Other Conveyed Property to the Trustee for the benefit of the Certificateholders, (ii) the Purchaser shall have deposited $1,932,478.63 in the Reserve Account; $48,168.04 in the Simple Interest Differential Account, and $199,539.85 in the Capitalized Interest Account and (iii) the Trust will issue and deliver the Certificates to the Purchaser in exchange for the Initial Receivables, the Other Conveyed Property, and the Pre-Funding Account; and (b) the Certificate Purchase Agreement pursuant to which the Purchaser will sell a portion of the Certificates to Greenwich Capital Markets, Inc.

         2.5 The Pre-Funding Events. The sale and purchase of the Subsequent Receivables on each Subsequent Date shall take place at the offices of the Trustee or such other location as the Seller and Purchaser may reasonably agree; provided, however, that any such sale and purchase of Subsequent Receivables is conditioned upon the requirements of Section 3.11 of the Pooling and Servicing Agreement having been fulfilled as of such Subsequent Transfer Date.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as of the date hereof, as of the Closing Date and as of each Subsequent Transfer Date:

                  (a) Organization and Good Standing. The Purchaser has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority and legal right to acquire and own the Receivables and the Other Conveyed Property, and to transfer the Receivables and the Other Conveyed Property to the Trust pursuant to the Pooling and Servicing Agreement.

                  (b) Due Qualification. The Purchaser is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect the Purchaser's ability to acquire the Receivables and the Other Conveyed Property or the validity or enforceability of the Receivables and the Other Conveyed Property or to perform the Purchaser's obligations hereunder.

                  (c) Power and Authority. The Purchaser has the corporate power and authority to execute and deliver this Agreement, the Pooling and Servicing Agreement and any other agreement related thereto (collectively, the "Purchaser Transaction Documents") and to carry out the terms thereof and to acquire the Receivables and the Other Conveyed Property hereunder and the execution, delivery and performance of the Purchaser Transaction Documents have been duly authorized by the Purchaser by all necessary action.

                  (d) No Consent Required. The Purchaser is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of the Purchaser Transaction Documents, except for such as have been obtained, effected or made.

                  (e) Binding Obligation. The Purchaser Transaction Documents constitute the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

                  (f) No Violation. The execution, delivery and performance by the Purchaser of the Purchaser Transaction Documents, the consummation of the transactions contemplated thereby and the fulfillment of the terms of the Purchaser Transaction Documents do not and will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of the Purchaser, or, after giving effect to the transactions contemplated thereby and any consents that have been obtained and are in full force and effect, conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which the Purchaser is a party or by which the Purchaser is bound or to which any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than the Pooling and Servicing Agreement), or violate any law, order, rule or regulation, applicable to the Purchaser or its properties, of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over the Purchaser or any of its properties.

                  (g) No Proceeding. There are no proceedings, investigations, injunctions, writs, restraining orders or any order of any nature pending, or, to the best knowledge of the Purchaser, threatened against the Purchaser, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Purchaser or its properties: (i) asserting or declaring the invalidity of the Purchaser Transaction Documents, (ii) seeking to prevent or preventing the consummating of any of the transactions contemplated by the Purchaser Transaction Documents, or
(iii) seeking any determination or ruling that might materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, the Purchaser Transaction Documents or the Certificates.

In the event of any breach of a representation and warranty made by the Purchaser hereunder, the Seller covenants and agrees that it will not take any action to pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the date on which all the Certificates or other similar securities issued by the Trust have been paid in full. The Seller agrees that damages will not be an adequate remedy for such breach and that this covenant may be specifically enforced by the Purchaser or by the Trust.

         3.2 Representations and Warranties of the Seller. (a) The Seller hereby represents and warrants to the Purchaser as of the date hereof, as of the Closing Date, and as of each Subsequent Transfer Date:

                  (i) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted and had at all relevant times, and shall have, power, authority and legal right to acquire, own and service the Receivables and the Other Conveyed Property transferred by it to the Purchaser.

                  (ii) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to qualify or maintain such licenses or approvals would not have a material adverse effect on the Seller.

                  (iii) Power and Authority. The Seller has the corporate power and authority to execute and deliver this Agreement, the Pooling and Servicing Agreement (in its capacity as Servicer thereunder) and any other agreement related thereto (collectively, the "Seller Transaction Documents") and to carry out the terms thereof; the Seller has full corporate power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to the Purchaser hereunder and has duly authorized such sale and assignment to the Purchaser by all necessary corporate action; and the execution, delivery and performance of the Seller Transaction Documents have been duly authorized by it by all necessary corporate action.

                  (iv) Valid Sale; Binding Obligations. The Seller Transaction Documents have been duly executed and delivered and this Agreement shall effect a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property transferred by it, and each of the Seller Transaction Documents shall be enforceable against the Seller and any creditors of and purchasers from the Seller; and the Seller Transaction Documents constitute the legal, valid and binding obligations of the Seller enforceable in accordance with their terms against the Seller, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (v) No Violation. The consummation of the transactions contemplated by the Seller Transaction Documents by the Seller and the fulfillment of the terms of thereof by the Seller do not and shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, the certificate of incorporation or bylaws of the Seller, or, after giving effect to the transactions contemplated thereby and any consents that have been obtained and are in full force and effect, any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it or any of its properties are bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its properties.

                  (vi) No Proceedings. There are no proceedings, investigations, injunctions, writs, restraining orders or any order of any nature pending or, to the best of the Seller's knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or their respective properties (i) asserting or declaring the invalidity of the Seller Transaction Documents, (ii) seeking to prevent or preventing the issuance of the Certificates or the consummation of any of the transactions contemplated by the Seller Transaction Documents, or (iii) that might materially and adversely affect the performance by it of obligations under, or the validity or enforceability of, the Seller Transaction Documents or the Certificates.

                  (vii) Chief Executive Office. The chief executive offices of the Seller are located at 210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 and there have been no other such locations during the past four months.

                  (viii) Taxes. The Seller has filed all federal, State, county, local and foreign income, franchise and other tax returns required to be filed by it through the date hereof, and has paid all taxes reflected as due thereon. There is no pending dispute with any taxing authority that, if determined adversely to the Seller, would result in the assertion by any taxing authority of any material tax deficiency, and the Seller has no knowledge of a proposed liability for any tax to be imposed upon the Seller's properties or assets for which there is not an adequate reserve reflected in the Seller's current financial statements.

                  (ix) Pension/Profit Sharing Plans. No contribution failure has occurred with respect to any pension or profit sharing plan, and all such plans have been fully funded as of the date of this Agreement.

                  (x) Trade Names. "Asta Funding, Inc." and "Asta Holding, Inc." are the only trade names under which the Seller is currently operating its business and under which the Seller operated its business for the period of time during which the Seller was in existence preceding the Closing Date.

                  (xi) Lock-Box Account. Each Obligor of a Receivable has been directed and is required to remit payments to the Lock-Boxes.

                  (xii) Consolidation. The Seller has operated and will operate its business such that its assets and liabilities will not be substantively consolidated with the assets and liabilities of the Purchaser and its separate existence will not be disregarded in any State or federal court proceeding.

                  (xiii) Business Purpose. The Seller will acquire and sell, transfer, assign and otherwise convey (for State law, tax and financial accounting purposes) the Receivables for a bona fide business purpose.

                  (xiv) Federal Income Tax Purposes. The Seller intends to treat the transactions contemplated under this Agreement as a sale of the Receivables to the Purchaser for federal income tax purposes. The Purchaser and the Trustee intend to cause to be filed all returns or reports in a manner consistent with such treatment.

                  (b) The Seller hereby makes all representations and warranties in Section 3.4 of the Pooling and Servicing Agreement as if it were the Seller under the Pooling and Servicing Agreement. Such representations and warranties are true and correct as of the Closing Date with respect to the Initial Receivables and shall be true and correct as of each Subsequent Transfer Date with respect to the Subsequent Receivables, and shall survive the sale, transfer, and assignment of the Receivables and the Other Conveyed Property relating thereto to the Purchaser and the subsequent assignment and transfer pursuant to the Pooling and Servicing Agreement.


                                   ARTICLE IV
                             COVENANTS OF THE SELLER

         The Seller agrees with the Purchaser as follows; provided, however, that to the extent that any provision of this ARTICLE IV conflicts with any provision of the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall govern:

         4.1 Protection of Title of Purchaser and the Trust.

                  (a) At the Closing Date and on each Subsequent Transfer Date, the Seller shall have filed or caused to be filed a protective UCC-1 financing statement (in case the conveyance of the Receivables is deemed to be a security for a loan), executed by it as seller or debtor, naming the Purchaser as purchaser or secured party and describing the Receivables and the Other Conveyed Property to be sold by it to the Purchaser on such date as collateral, with the office of the Secretary of State of the State of New Jersey and in such other locations as the Purchaser shall have required. In addition, on the Closing Date and on each Subsequent Transfer Date, the Seller shall have filed or caused to be filed a UCC-3 financing statement releasing any existing liens on any of the Receivables with the Secretary of State of the State of New Jersey and in such other locations as the Purchaser shall have required. From time to time thereafter the Seller shall execute and file such financing statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Purchaser under this Agreement and of the Trust under the Pooling and Servicing Agreement in the Receivables and the Other Conveyed Property and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Purchaser and the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as practicably available following such filing. In the event that the Seller fails to perform its obligations under this subsection, the Purchaser or the Trustee may do so, at the expense of the Seller.

                  (b) The Seller shall not change its name, identity, or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Seller (or by the Purchaser or the Trustee on behalf of the Seller) in accordance with paragraph (a) above seriously misleading within the meaning of ss. 9-402(7) of the UCC, unless it shall have given the Purchaser and the Trustee at least 30 days' prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements,

                  (c) The Seller shall give the Purchaser and the Trustee at least 30 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Seller shall at all times maintain each office from which it services its respective Receivables and its principal executive office within the United States of America.

                  (d) The Seller shall maintain its computer systems so that, from and after the time of the sale hereunder of the Receivables to the Purchaser and the conveyance under the Pooling and Servicing Agreement of such Receivables by the Purchaser to the Trust, each of the Seller's master computer records (including archives) that refers to a Receivable shall indicate clearly that such Receivable has been sold to the Purchaser and has been conveyed by the Purchaser to the Trust. Indication of the Trust's ownership of a Receivable shall be deleted from or modified on each of the Seller's computer systems when, and only when, such Receivable shall have been paid in full or shall have been repurchased by any of the Seller or the Purchaser.

                  (e) If at any time the Seller shall propose to sell, grant a security interest in, or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, the Seller shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any of the Receivables, shall indicate clearly that such Receivables have been sold to the Purchaser and are owned by the Trust pursuant to the Pooling and Servicing Agreement.


         4.2 Other Lien or Interests. The Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Receivables or the Other Conveyed Property transferred hereunder by it or any interest therein, and the Seller shall defend the right, title, and interest of the Purchaser in and to the Receivables and the Other Conveyed Property against all claims of third parties claiming through or under the Seller; provided that the Seller's obligation under this Section 4.2 shall terminate upon termination of the Trust pursuant to the Pooling and Servicing Agreement.

         4.3 Indemnification.

                  (a) The Seller shall defend, indemnify and hold harmless the Purchaser from and against any and all costs, expenses, losses, damages, claims, and liabilities arising out of or resulting from any breach of any of Seller's representations and warranties contained herein (except for any representation or warranty contained in this Agreement, the Pooling and Servicing Agreement or other related documents or instruments with respect to a Receivable, the remedy for the breach of which is the repurchase of such Receivable), to the extent all losses, liabilities, damages, costs or expenses, including without limitation, all fees and expenses of attorneys, consultants and auditors and the reasonable cost of investigations, with respect thereof are not satisfied in full by payment of the purchase price of such Receivable in accordance with the terms of the Pooling and Servicing Agreement.

                  (b) The Seller agrees to pay, and shall defend, indemnify and hold harmless the Purchaser, from and against any taxes that may at any time be asserted against the Purchaser with respect to this Agreement, including, without limitation, any sales, tangible or intangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to, and as of any date of, the sale, transfer and assignment of any Receivables and Other Conveyed Property to the Seller and of the sale, transfer and assignment of such Receivables and Other Conveyed Property to the Trust or the issuance and sale of any Certificates, or asserted with respect to ownership of the Receivables and Other Conveyed Property or federal, state or other income taxes, franchise taxes or taxes on gross receipts or capital) and costs and expenses in defending against the same, arising by reason of the acts to be performed by the Seller under this Agreement or imposed against the Purchaser.

                  (c) The Seller shall defend, indemnify, and hold harmless the Purchaser from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such costs, expenses, losses, claims, damages, or liabilities arose out of, or were imposed upon the Purchaser, through the negligence, willful misfeasance, or bad faith of the Seller, in the performance of its duties under this Agreement or by reason of the Seller's reckless disregard of its obligations and duties under this Agreement.

                  (d) The Seller shall defend, indemnify, and hold harmless the Purchaser, from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the Seller's duties as Servicer under the Pooling and Servicing Agreement.

         Indemnification under this Section 4.3 shall include reasonable fees and expenses of counsel and expenses of litigation and shall survive the maturity of the Certificates. The indemnity obligations hereunder shall be in addition to any obligation that the Seller may otherwise have. The Backup Servicer, the Custodian and the Trustee on behalf of the Certificateholders shall be third party beneficiaries of the indemnities provided in this Section.

         4.4 Seller Note. Neither the Seller nor the Purchaser shall extinguish nor cause to be extinguised nor in any way impair the value of the Seller Note prior to the November 1997 Distribution Date, except to the extent that reductions in the principal value of the Seller Note are necessary to fund the repurchase by the Seller of Receivables pursuant to Section 4.7 of the Pooling and Servicing Agreement.

                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

         5.1 Obligations of Seller. The obligations of the Seller under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

         5.2 Repurchase Events. The Seller hereby covenants and agrees with the Purchaser for the benefit of the Purchaser, the Trustee and the Certificateholders, that upon occurrence of a Repurchase Event, the Seller shall, unless the related breach shall have been cured in all material respects, repurchase the affected Receivables hereunder, at the Purchase Amount from the Trust. The provisions of this Section 5.2 are intended to grant the Trustee a direct right against the Seller to demand performance hereunder and in connection therewith the Seller waives any requirement of prior demand against the Purchaser and waives any defaults it would have against the Purchaser with respect to such repurchase obligation. Any such purchase shall take place in the manner specified in Section 3.5 of the Pooling and Servicing Agreement. The sole remedy of the Certificateholders, the Trust, the Trustee, or the Purchaser against the Seller with respect to any Repurchase Event shall be to enforce the Seller's obligation to purchase such Receivables pursuant to this Agreement; provided, however, that the Seller shall indemnify the Trustee, including its officers, directors, employees and agents, and the Trust and the Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them, as a result of third party claims arising out of the events or facts giving rise to such breach. Upon receipt of the Purchase Amount, the Purchaser shall cause the Trustee to release the related Receivable File to the Seller and to execute and deliver all instruments of transfer or assignment, without recourse, as are necessary to vest in the Seller title to the Receivable.

         5.3 Seller's Assignment of Purchased Receivables. With respect to all Receivables repurchased by the Seller pursuant to this Agreement, the Purchaser shall assign, without recourse (except as provided herein), representation or warranty, to the Seller all of the Purchaser's right, title and interest in and to such Receivables, and all security and documents and all Other Conveyed Property conveyed to the Purchaser directly relating thereto, without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of the Purchaser or the Trust. Such assignment shall be a sale and assignment outright, and not for security. If, following the reassignment of a Purchased Receivable in any enforcement suit or legal proceeding, it is held that the Seller may not enforce any such Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, the Purchaser shall, at the expense of the Seller, take such steps as the Seller deems reasonably necessary to enforce the Receivable, including bringing suit in the Purchaser's or in the name of the Trustee on behalf of the Certificateholders.

         5.4 Waivers. No failure or delay on the part of Purchaser or the Trustee as assignee of the Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or future exercise thereof or the exercise of any other power, right or remedy.

         5.5 Limitation on Liability of the Seller and Others. Each of the Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. The Seller shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, the Pooling and Servicing Agreement or other related documents or instruments and that in its opinion may involve it in any expense or liability.

         5.6 Amendment. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Seller and the Purchaser; provided, however, that any such amendment that would materially adversely affect the rights of the Certificateholders of any Class under the Pooling and Servicing Agreement must be consented to by Certificateholders representing at least 51% of the then-outstanding Certificate Balance of each Class or such other Person adversely affected. Certificates held by the Purchaser or the Seller, or any Affiliate thereof, shall be deemed not outstanding for purposes of the preceding sentence.

         5.7 Notices. All communications and notices pursuant hereto to either party shall be in writing or by telegraph or facsimile and addressed or delivered to it at its address (or in case of facsimile, at its facsimile number at such address) shown in the opening portion of this Agreement or at such other address as may be designated by it by notice to the other party and, if mailed or sent by telegraph or facsimile, shall be deemed given when mailed, communicated to the telegraph office or transmitted by facsimile.

         5.8 Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement is invalid, for any reason whatsoever, then such covenants, provisions of terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         5.9 Intention of the Parties. The execution and delivery of this Agreement shall constitute an acknowledgement by the Seller and the Purchaser that they intend that the assignments and transfers contemplated herein constitute a sale and assignment outright, and not for security, of the Receivables and the Other Conveyed Property, conveying good title thereto free and clear of any Liens, from the Seller to the Purchaser, and that the Receivables and the Other Conveyed Property shall not be a part of the Seller's estate in the event of the bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, or the occurrence of another similar event, of or with respect to, the Seller. In the event that such conveyance is determined to be made as security for a loan made by the Purchaser or the Trust or the Trustee on behalf of the Certificateholders to the Seller, the parties intend that the Seller shall have granted to the Purchaser a security interest in all of its right, title and interest in and to the Receivables and the Other Conveyed Property conveyed by it pursuant to this Agreement, and that this Agreement shall constitute a security agreement under applicable law.

         5.10 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF AND THE OBLIGATIONS RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE IN ACCORDANCE WITH SUCH LAWS.

         5.11 Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

         5.12 Conveyance of the Receivables and the Other Conveyed Property to the Trustee on Behalf of the Trust. The Seller acknowledges that the Purchaser intends, pursuant to the Pooling and Servicing Agreement, to convey the Receivables and Other Conveyed Property, together with its rights under this Agreement, to the Trustee on the date hereof. The Seller acknowledges and consents to such conveyance and waives any further notice thereof and covenants and agrees that the representations and warranties of the Seller contained in this Agreement and the rights of the Purchaser hereunder are intended to benefit the Trustee on behalf of the Certificateholders. In furtherance of the foregoing, the Seller covenants and agrees to perform its duties and obligations hereunder, in accordance with the terms hereof for the benefit of the Trustee on behalf of the Certificateholders and that, notwithstanding anything to the contrary in this Agreement, the Seller shall be directly liable to the Trust (notwithstanding any failure by the Servicer, the Backup Servicer or the Purchaser to perform its duties and obligations hereunder or under the Pooling and Servicing Agreement) and that the Trustee may enforce the duties and obligations of the Seller, under this Agreement against the Seller, respectively, for the benefit of the Trustee on behalf of the Certificateholders.

         5.13 Nonpetition Covenant. The Seller shall not petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Purchaser under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Purchaser or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Purchaser.

         5.14 No Recourse. Without limiting the obligations of the Seller hereunder, no recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any affiliate, employee, incorporator, stockholder, officer or director, as such, of the Seller, or any affiliate, employee, incorporator, stockholder, officer or director, as such, of any predecessor or successor of the Seller.

         5.15 Third Party Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Each of the Backup Servicer, the Custodian and the Trustee on its own behalf and on behalf of the Certificateholders shall be a third-party beneficiary to the provisions of this Agreement, and shall be entitled to rely upon and to enforce directly such provisions.

                  IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed by their respective officers there unto duly authorized as of the date and year first above written.

                                       ASTA AUTO RECEIVABLES COMPANY

                                       By: /s/ Gary Stern
                                           -----------------------------
                                           Name:  Gary Stern
                                           Title: President



                                       ASTA FUNDING, INC.

                                       By: /s/ Mitchell Harmon
                                           ------------------------------
                                           Name:  Mitchell Herman
                                           Title: CFO